UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 4, 2006
(Date of Report/Date of earliest event reported)
PHELPS DODGE CORPORATION
(Exact name of registrant as specified in its charter)

NEW YORK	001-00082	13-1808503
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One North Central Avenue
Phoenix, Arizona 85004-4414
(Address and zip code of principal executive offices)
(602) 366-8100
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
     On March 7, 2006, Phelps Dodge Corporation (“Phelps Dodge”) issued a press release announcing that Phelps Dodge entered into an agreement (the “Agreement”) to sell Phelps Dodge High Performance Conductors of SC and GA, Inc. (“HPC”) to International Wire Group (“IWG”). Pursuant to the Agreement, IWG will purchase the stock of HPC, including certain copper inventory, for approximately $47 million in cash, subject to a working capital adjustment at closing. In addition, the Agreement provides for a contingent payment to Phelps Dodge of up to $3 million based on HPC’s 2006 results. Phelps Dodge expects to record a special, net after-tax loss on the transaction of approximately $5 million, primarily associated with transaction and employee-related costs.
     The transaction is subject to certain regulatory approvals.
     A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (d) Exhibits.

Exhibit Number	Description

Exhibit 99.1	Press Release of Phelps Dodge Corporation, dated March 7, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHELPS DODGE CORPORATION
(Registrant)

By:	/s/ S. David Colton

	Name:	S. David Colton
	Title:	Senior Vice President and General Counsel

Date:	March 9, 2006

Exhibit Index

Exhibit Number	Description

Exhibit 99.1	Press release, dated March 7, 2006.

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